Exhibit 23.2
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-163346) of Global Defense Technology & Systems, Inc. of our report dated October 29, 2010, relating to the carve out financial statements of Signature Government Solutions, a wholly owned business unit of Signature Consultants, LLC for the period January 1, 2009 through August 31, 2009 and the year ended December 31, 2008, which is included in this Form 8-K/A.

/s/ Mayer Hoffman McCann P.C.

Boca Raton, Florida March 4, 2011

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